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                                                               Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-67345 of Portfolio Boost III, L.P. on Form SB-2 of our reports dated October 15, 1998 relating to the balance sheet of Portfolio Boost III, L.P., and of our report dated October 15, 1998 relating to the balance sheet of Portfolio Boost, L.L.C., appearing in, respectively, Exhibit C and Exhibit D of the Prospectus which is part of this Amendment No. 1 to Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



Roth & Company, P.C.
Des Moines, Iowa


/s/ Roth & Company, P.C.
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January 26, 1999